Exhibit 1.1

Execution Version

PBF LOGISTICS LP

4,000,000 COMMON UNITS

UNDERWRITING AGREEMENT

August 11, 2016

August 11, 2016

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

PBF Logistics LP, a Delaware limited partnership (the “Partnership”), and PBF Logistics GP LLC, a Delaware limited liability company (the “General Partner”), confirm their respective agreements with Deutsche Bank Securities Inc. (the “Underwriter”) with respect to (i) the sale by the Partnership and the purchase by the Underwriter of 4,000,000 common units representing limited partner interests in the Partnership (“Common Units”) and (ii) the grant by the Partnership to the Underwriter of the option described in Section 2 hereof to purchase all or any part of 600,000 additional Common Units. The aforesaid 4,000,000 Common Units (the “Initial Units”) to be purchased by the Underwriter and all or any part of the 600,000 Common Units subject to the option described in Section 2 hereof (the “Option Units”) are herein called, collectively, the “Units.”

The Partnership and the General Partner are hereinafter referred to as the “Partnership Parties.” The Partnership Parties and each of their respective subsidiaries are collectively called the “PBFX Entities.”

The Partnership understands that the Underwriter proposes to make a public offering of the Units as soon as the Underwriter deem advisable after this Agreement has been executed and delivered.

The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333 – 207377), covering the public offering and sale of certain securities, including the Units, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement became effective under the Securities Act. Such registration statement, as amended at the time it became effective, means such registration statement at such time as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement,” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of such registration statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement used in connection with the offering of the Units, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a final prospectus supplement relating to the Units in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The prospectus supplement, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Units, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus.”

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated or deemed to be incorporated by reference therein as of the date hereof pursuant to Item 12 of Form S-3 under the Securities Act. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement.

1. Representations and Warranties of the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to and agree with the Underwriter that:

(a) The Partnership meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and is in effect under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and is in effect and no proceedings for any of those purposes have been instituted and are pending before or, to the Partnership Parties’ knowledge, threatened by the Commission. The Partnership has complied with each request (if any) from the Commission for additional information.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4) and any Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Partnership in writing by the Underwriter through you expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 9(b).

(c) The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Each Partnership Party has been duly incorporated or formed, is validly existing as a limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the limited partnership or limited liability company power and authority necessary to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Partnership Parties and their subsidiaries, taken as a whole (“Material Adverse Effect”).

(e) Each subsidiary of the Partnership has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the entity power and authority necessary to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each subsidiary of the Partnership have been duly authorized and validly issued in accordance with the respective bylaws or limited liability company agreements of such subsidiaries (as the same may be amended or restated at or prior to the Closing Date, the “Operating Agreements”), and are fully paid (to the extent required by the Operating

Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the applicable provisions of the Delaware General Corporation Law (the “DGCL”), as applicable); and with the exception of restrictions on transferability in the Operating Agreements or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Partnership owns such membership interests free and clear of all liens, encumbrances, equities or other claims.

(f) PBF Energy Company LLC (“PBF LLC”) owns all of the issued and outstanding membership interests of the General Partner; all of such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and with the exception of restrictions on transferability in the GP LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, PBF LLC owns such membership interests free and clear of all liens, encumbrances, equities or other claims. PBF LLC owns 100% of the Incentive Distribution Rights (the “IDRs”), and each of the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended and/or restated at or prior to the Closing Date, the “Partnership Agreement”), and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)) and PBF LLC owns the IDRs free and clear of all liens, encumbrances, equities or claims (except restrictions on transferability in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus).

(g) At the Closing Date, after giving effect to the transactions contemplated by this Agreement, PBF LLC will directly own 2,572,944 Common Units and 15,886,553 subordinated units (the “Subordinated Units” and, together with the Common Units held by PBF LLC, the “Sponsor Units”) and such Units shall constitute all of the outstanding Sponsor Units. All of such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, PBF LLC directly owns the Sponsor Units as described in this paragraph free and clear of all liens, encumbrances, equities or claims.

(h) The General Partner is the sole general partner of the Partnership and owns a noneconomic general partner interest in the Partnership (the “GP Interest”). The GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement), and is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the GP Interest free and clear of all liens, encumbrances, equities or claims except restrictions on transferability in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) The General Partner has, and, as of the Closing Date and any Option Closing Date will have, all requisite power and authority to act as the general partner of the Partnership, in all material respects as described in the Registration Statement, the Time of Sale Prospectus and Prospectus.

(j) At the Closing Date, after giving effect to the transactions contemplated by this Agreement and the offering of the Initial Units, the issued and outstanding partnership interests of the Partnership will consist of 25,450,041 Common Units and 15,886,553 Subordinated Units. Other than the IDRs and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date.

(k) Other than the entities listed on Schedule II hereto (all of which are direct or indirect subsidiaries of the Partnership) and its ownership of the GP Interest, the General Partner will not, at the Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the entities listed on Schedule II hereto, the Partnership will not, at the Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(l) This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(m) The Common Units outstanding prior to the issuance of the Units to be sold by the Partnership have been duly authorized and are validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(n) Except as contained in the Partnership Agreement or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities in the Partnership or (ii) outstanding options or warrants to purchase any securities of the Partnership. None of the outstanding equity interests of any Partnership Party were issued in violation of the preemptive or similar rights of any security holder of such Partnership Party. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(o) The Units to be purchased by the Underwriter have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein will conform, in all material respects, to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(p) None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement, (C) the consummation of the transactions contemplated by this Agreement or (D) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus will contravene (i) any provision of applicable law, (ii) the certificate of incorporation, by-laws, the certificate of formation, limited liability company agreement or partnership agreement, as applicable, of each PBFX Entity, (iii) any agreement or any other instrument binding upon each Partnership Party or any of its respective subsidiaries that is material to such Partnership Party and its respective subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over a Partnership Party or any of its respective subsidiaries, except in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each Partnership Party of its obligations under this Agreement, except (i) the order of the Commission declaring effective the Registration Statement, (ii) as have been obtained or made (or will be prior to the Closing Date) by such Partnership Party, (iii) such as have been already obtained, or as may be required under (A) the securities or Blue Sky laws of the various states, (B) the Securities Act and the Securities Act Regulations, (C) the NYSE or (D) the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Units, (iv) as disclosed in the Time of Sale Prospectus and (v) such consents, approvals, authorizations, orders, registrations and filings the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Parties and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(r) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(s) None of the Partnership Parties is, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t) Except as disclosed in the Time of Sale Prospectus and the Prospectus, (a)(i) none of the Partnership Parties or any of their respective subsidiaries is in violation of, or has any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage or Release (as defined below) or threat of Release of Hazardous Materials (as defined below), to the protection or restoration of the Environment (as defined below), to health and safety including as such relates to exposure to Hazardous Materials (collectively, “Environmental Laws”), (ii) none of the Partnership Parties or any of their respective subsidiaries owns, occupies, operates or uses any property that to its knowledge requires any response or other corrective action pursuant to any Environmental Law, (iii) none of the Partnership Parties or any of their respective subsidiaries is conducting or funding any investigation, response or other corrective action or monitoring of actual or suspected Hazardous Materials at any site or facility, nor is any of them a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability on any of them under any Environmental Law, (iv) none of the Partnership Parties or any of their respective subsidiaries is liable or allegedly liable for any Release or, to its knowledge, threatened Release of Hazardous Materials, including at any off-site treatment, storage or disposal site, (v) none of the Partnership Parties or any of their respective subsidiaries has received written notice of any claim, action, suit, investigation or proceeding by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Materials which is pending, or to their knowledge is any such claim, action, suit, investigation or proceeding threatened, and (vi) the Partnership Parties and their respective subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) - (vi) such as would not individually or in the aggregate have a Material Adverse Effect and (b) to the knowledge of the Partnership Parties, there are no past or present actions, conditions or occurrences, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to result in a violation of or liability under any Environmental Law that would have a Material Adverse Effect. For purposes of this subsection “Hazardous Materials” means (A) petroleum and petroleum products, by-products or breakdown products, natural gas and natural gas liquids, coal ash, radioactive materials, asbestos and asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material, substance, waste, pollutant or contaminant in any form regulated under Environmental Laws; “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the Environment, or into, from or through any building, structure or facility; “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface or subsurface strata, and natural resources such as wetlands, flora and fauna.

(u) Except for rights that have been waived in writing or as disclosed in the Time of Sale Prospectus and the Prospectus, (i) there are no contracts, agreements or understandings between any of the Partnership Parties and any person granting such person the right to require any of the Partnership Parties to file a registration statement under the Securities Act with respect to any securities of any of the Partnership Parties or to require the Partnership Parties to include such securities with the Units registered pursuant to the Registration Statement (“Registration Rights”), and (ii) any person to whom any of the Partnership Parties has granted Registration Rights and who has the right to exercise such rights prior to the expiration of the Lock-Up Period (as defined below) has agreed not to exercise such rights until after expiration of the Lock-Up Period.

(v) The operations of the Partnership Parties and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Parties and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Party or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(w) (i) None of the Partnership Parties or any of their respective subsidiaries, or any director, officer, or employee thereof, or, to the Partnership Parties’ knowledge, any agent, affiliate or representative of the Partnership Parties or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Crimea, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) None of the PBFX Entities will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(x) For the past 5 years, the Partnership Parties and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y) None of the Partnership Parties or any of their respective subsidiaries, officers, or employees, or to the Partnership Parties’ knowledge, affiliates, directors, agents or representatives of the Partnership Parties or any of their respective subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (ii) has made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for any Partnership Party or any of their respective subsidiaries; (iii) has made, offered, or taken an act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, in contravention of the FCPA or any applicable anti-bribery and anticorruption laws or regulations to which any Partnership Party, any of their respective subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Partnership Parties or any of their respective subsidiaries is subject. The Partnership Parties, their respective subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(z) Except as disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Partnership Parties and their respective subsidiaries taken as a whole have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) none of the Partnership Parties has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than in connection with the grant of awards under existing equity incentive plans described in the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Partnership Parties and their respective subsidiaries taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(aa) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Partnership Parties and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free and clear of all liens, charges, encumbrances and defects, except for such liens, charges, encumbrances and defects (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as would not materially adversely affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Time of Sale Prospectus and the Prospectus, the Partnership Parties and their respective subsidiaries hold any material leased real or personal property under valid and enforceable leases, with such exceptions that would not materially adversely interfere with the use made or to be made thereof by them.

(bb) The Partnership Parties and their respective subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them or presently employed by them, except where the failure to own or possess such rights would not result, individually or in the aggregate, in a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Partnership Parties or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(cc) No labor dispute with the employees of the Partnership Parties or any of their respective subsidiaries exists or, to the knowledge of the Partnership Parties, is imminent that would have a Material Adverse Effect.

(dd) Except as described in the Time of Sale Prospectus, the Partnership Parties and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Partnership Parties or any of their respective subsidiaries has been refused any insurance coverage sought or applied for which refusal would reasonably be expected to have a Material Adverse Effect; and none of the Partnership Parties or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(ee) The Partnership Parties and their respective subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business described in the Time of Sale Prospectus, except where the failure to possess or be in compliance with the same would not, individually or in the aggregate result in a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Partnership Parties or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(ff) The Partnership Parties and their respective subsidiaries maintain a system of accounting controls that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Partnership has not reported to the Board of Directors of the General Partner fraud involving management or other employees who have a significant role in accounting controls that would have a Material Adverse Effect.

(gg) Except as set forth in the Time of Sale Prospectus and the Prospectus, none of the Partnership Parties or any of their respective subsidiaries is reviewing or investigating, and none of the Partnership Parties’ independent auditors or internal auditors have recommended that the Partnership Parties review or investigate, (i) any matter which could result in a restatement of the Partnership Parties’ financial statements for any annual or interim period presented in the Time of Sale Prospectus and the Prospectus; or (ii) any fraud involving management or other employees who have a significant role in the system of internal controls maintained by the Partnership Parties and their respective subsidiaries. Except as set forth in the Time of Sale Prospectus and the Prospectus, none of the Partnership Parties’ independent auditors nor their respective internal auditors have recommended that any of the Partnership Parties, as applicable, review or investigate adding to, deleting, changing the application of, or changing such Partnership Parties’, as applicable, disclosure with respect to, any of the Partnership Parties’, as applicable, material accounting policies.

(hh) Except as described in the Time of Sale Prospectus, the Partnership Parties have not sold, issued or distributed any Common Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than securities issued pursuant to employee benefit plans, equity incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) Except as will not, individually or in the aggregate, result in a Material Adverse Effect, each of the Partnership Parties and each of their respective subsidiaries (each, a “Taxpayer”) has (A) timely filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof or have properly requested extensions thereof, and (B) paid all federal, state, local and foreign taxes (including any related interest, additions to tax and penalties) required to be paid by it, including in its capacity as a withholding agent, except as may be being contested in good faith. Each Taxpayer has made adequate charges, accruals and reserves in accordance with GAAP in the most recent financial statements referred to in paragraph (mm) below in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of such Taxpayer has not been finally determined. There is no tax deficiency that has been, or could reasonably be expected to be, asserted against any Taxpayer or any of its properties or assets that will, individually or in the aggregate, result in a Material Adverse Effect, except those that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(kk) Any third-party statistical and market-related data included in Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate in all material respects.

(ll) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or, to the knowledge of the Partnership Parties, investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Partnership Parties, any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Partnership Parties or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of any of the Partnership Parties to perform its obligations under this Agreement and that are not covered by an indemnity from a prior owner of the Partnership Parties’ or their respective subsidiaries’ assets; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Partnership Parties’ knowledge, contemplated.

(mm) The financial statements of the Partnership included or incorporated by reference in the Time of Sale Prospectus present fairly in all material respects the financial position of the Partnership and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the financial statements of Philadelphia Terminals included or incorporated by reference in the Time of Sale Prospectus present fairly in all material respects the financial position of Philadelphia Terminals and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(nn) Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) the Partnership Parties and their respective subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Partnership Parties, their respective subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA; (ii) to the knowledge of the Partnership Parties, each “multiemployer plan” (as defined in Section 4001 of ERISA), if any, to which the Partnership Parties, their respective subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with ERISA; (iii) no “reportable event” (as defined under Section 4043 of ERISA) for which notice has not been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by any of Partnership Parties, their respective subsidiaries or their ERISA Affiliates would have any material liability; (iv) no failure to satisfy the minimum funding standard under Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Partnership Parties, their respective subsidiaries or any of their ERISA Affiliates; (v) no “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Partnership Parties, their respective subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (vi) none of the Partnership Parties, their respective subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Section 412, 4971, 4975 or 4980B of the Code; and (vii) each “employee benefit plan” established or maintained by the Partnership Parties, their respective subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Partnership Parties or any subsidiary thereof, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Partnership Parties or such subsidiary is a member.

(oo) To the knowledge of the Partnership Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the General Partners’ officers or directors or 5% or greater security holders, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(pp) The Units have been approved to be listed on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

Any certificate signed by any officer of the General Partner and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Units shall be deemed a representation and warranty by the General Partner to the Underwriter, as to matters covered thereby, to the Underwriter.

2. Agreements to Sell and Purchase. The Partnership hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Partnership, at a purchase price of $19.94 per unit (the “Purchase Price”), the Initial Units.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriter the Option Units, and the Underwriter shall have the right to purchase up to 600,000 Option Units at the Purchase Price, provided, however, that the amount paid by the Underwriter for any Option Units shall be reduced by an amount per unit equal to any distributions declared by the Partnership and payable on the Initial Units but not payable on such Option Units. You may exercise this right on behalf of the Underwriter in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Option Units to be purchased by the Underwriter and the date on which such securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Initial Units nor later than ten business days after the date of such notice. On each day, if any, that Option Units are to be purchased (an “Option Closing Date”), the Underwriter agrees to purchase the Option Units to be purchased on such Option Closing Date.

The Partnership Parties hereby agree that, without the prior written consent of the Underwriter, it will not, during the period ending 45 days after the date of the Prospectus (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, Common Units or any other securities so owned convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of Common Units or any securities convertible into or exercisable or exchangeable for Common Units.

The restrictions contained in the preceding paragraph shall not apply to (a) the Units to be sold hereunder, (b) the issuance by the Partnership of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing or to the extent disclosed in the Time of Sale Prospectus, (c) the issuance by the Partnership of options, rights or other equity-based compensation pursuant to equity compensation plans described in the Time of Sale Prospectus; provided that any officers or directors who are recipients thereof enter into lock-up agreements with the Underwriter in the form of Exhibit A hereto with respect to the remaining 45-day restricted period or any extension thereof or, in the case of the issuance of options, rights or phantom awards, such options, rights or phantom awards, as applicable, do not become exercisable or vested during the 45-day restricted period or any extension thereof, (d) (X) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that (i) such plan does not provide for the transfer of Common Units during the 45-day restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Partnership regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the 45-day restricted period or (Y) the transfer of Common Units executed under a trading plan by the Partnership pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of this Agreement, (e) as consideration for bona fide acquisitions, the issuance by the Partnership of up to an aggregate 10% of the Common Units (as adjusted for unit splits, unit dividends and other similar events after the date hereof) issued and outstanding as of the date of such acquisition agreement, provided that in the case of this clause (e), upon of receipt of securities, each recipient of such securities issued pursuant thereto shall sign and deliver a lock-up agreement in the form attached hereto as Exhibit A with respect to the remaining 45-day restricted period or any extension thereof, and the filing of a registration statement with respect thereto or (f) the filing of one or more registration statements on Form S-8 with the Commission with respect to Common Units issued or issuable under any equity compensation plan.

3. Terms of Public Offering. The Partnership is advised by you that the Underwriter proposes to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.

4. Payment and Delivery. Payment for the Initial Units to be sold by the Partnership shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Initial Units for the Underwriter at 10:00 a.m., New York City time, on August 17, 2016, or at such other time on the same or such other date, not later than ten business days after such date as shall be agreed in writing by you and the Partnership. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Option Units shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Option Units for the Underwriter at 10:00 a.m. (New York City time) on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than ten business days after such date, as shall be agreed in writing by you and the Partnership.

The Initial Units and Option Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Initial Units and Option Units shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter. The Purchase Price payable by the Underwriter shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriter in connection with the transfer of the Units to the Underwriter and (ii) any withholding required by law.

5. Conditions to the Underwriter’s Obligations. The obligations of the Partnership to sell the Units to the Underwriter and the obligations of the Underwriter to purchase and pay for the Units on the Closing Date are subject to the condition that the Registration Statement has been and remains effective as of 5:30 p.m. (New York City time) on the date hereof.

The obligations of the Underwriter are subject to the accuracy of the representations and warranties of the Partnership Parties contained herein or in certificates of any officer of the Partnership Parties or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by each of the Partnership Parties of its covenants and other obligations hereunder, and to the following further conditions:

(a) The Registration Statement has been and remains effective and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership’s knowledge, contemplated; and the Partnership has complied with each request (if any) from the Commission for additional information with respect thereto.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any public notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership Parties or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Parties and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each Partnership Party, on behalf of the applicable Partnership Party, to the effect set forth in Section 5(b)(i) above and to the effect that the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of the Closing Date and that the Partnership Parties have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriter shall have received on the Closing Date an opinion and/or negative assurance letter, as applicable, of Stroock & Stroock & Lavan LLP, outside counsel for the Partnership Parties, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(e) The Underwriter shall have received on the Closing Date an opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriter, dated the Closing Date, with respect to such matters as the Underwriter may require.

(f) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from each of (i) Deloitte & Touche LLP, an independent registered public accounting firm with respect to the Predecessor and the Partnership and (ii) PricewaterhouseCoopers LLP, an independent registered public accounting firm with respect to Philadelphia Terminals, in each case, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain security holders, officers and directors of the Partnership and/or the General Partner relating to sales and certain other dispositions of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) On the date hereof, the Underwriter shall have received a certificate, dated the date hereof (with respect to certain financial information contained in the Time of Sale Prospectus and the Prospectus) and, at the Closing Date, the Underwriter shall have received a certificate, dated the Closing Date (with respect to certain financial information contained in the Time of Sale Prospectus and the Prospectus), of the Chief Financial Officer of the Partnership as to the accuracy of such certain financial information contained in the Time of Sale Prospectus and the Prospectus, as applicable, in form and substance reasonably satisfactory to the Underwriter.

(i) The Units to be delivered on such Closing Date will have been approved for listing on the NYSE, subject to official notice of issuance.

(j) FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

The obligations of the Underwriter to purchase Option Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Partnership Parties, the due authorization and issuance of the Option Units to be sold on such Option Closing Date and other matters related to the issuance of such Option Units.

6. Covenants of the Partnership Parties. The Partnership Parties covenant with the Underwriter as follows:

(a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in the Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation in any jurisdiction where it is not so subject.

(h) To make generally available to the Partnership’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Partnership Parties, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel, the Partnership’s accountants and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the Units on the NYSE, (v) the cost of printing certificates representing the Units, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Partnership Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” and the last sentence of Section 11 below, the Underwriter will pay all of its own costs and expenses, including fees and disbursements of its counsel, road show expenses, transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make and other expenses incurred by the Underwriter on its own behalf in connection with presentations to prospective purchasers of the Units.

The provisions of this Section shall not supersede or otherwise affect any agreement that any of the Partnership Parties may otherwise have for the allocation of such expenses among themselves.

8. Covenants of the Underwriter. The Underwriter covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution.

(a) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and each selling agent of the Underwriter caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Partnership Parties in writing by the Underwriter through you expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) The Underwriter agrees to indemnify and hold harmless the Partnership Parties, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Partnership Parties in writing by the Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto; provided that, with respect to the preceding clause, the Partnership Parties acknowledge that the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto is the information set forth on the cover page of the Prospectus regarding delivery of Units, the Underwriter and its participation in the sale of the Units, the second paragraph under the heading “Underwriting—Commissions and Expenses,” the information under the heading “Underwriting—Stabilization, Short Positions and Penalty Bids” and the information under the heading “Discretionary Sales.”

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the failure to so notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses)) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership Parties, the General Partner’s directors, its officers who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either such Section. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Partnership Parties, and such directors, officers and control persons of the General Partner, such firm shall be designated in writing by the General Partner. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Units or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriter on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership Parties and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Units set forth on the cover of the Prospectus. The relative fault of the Partnership Parties on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriter (it being understood and agreed that the only such information by the Underwriter consists of the information described as such in subsection (b) above) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Partnership Parties and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Partnership Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, the Partnership Parties or any person controlling the Partnership Parties or their officers or directors and (iii) acceptance of and payment for any of the Units.

10. Termination. The Underwriter may terminate this Agreement by notice given by you to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriter, because of any failure or refusal on the part of the Partnership Parties to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership Parties shall be unable to perform its obligations under this Agreement, the Partnership Parties will reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of their external counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Partnership Parties, on the one hand, and the Underwriter, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b) The Partnership acknowledges that in connection with the offering of the Units: (i) the Underwriter has acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Partnership or any other person, (ii) the Underwriter owes the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Partnership. The Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, NY 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, N.Y. 10005, Attention: General Counsel, Fax: (212) 797-4564; if to the Partnership shall be delivered, mailed or sent to 1 Sylvan Way, 2nd Floor, Parsippany, NJ 07054, Fax: (973) 455-7562, Attention: General Counsel, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, Fax: (212) 806-6006, Attention: Todd Lenson.

Very truly yours,

PBF LOGISTICS LP

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

PBF LOGISTICS GP LLC

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

Accepted as of the date hereof

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Joseph P. Coleman
Name: Joseph P. Coleman
Title: Managing Director

By:	/s/ Mark Schwartz
Name: Mark Schwartz
Title: Managing Director

SCHEDULE I

TIME OF SALE PROSPECTUS

1.	Preliminary Prospectus issued August 11, 2016.

2.	Number of Initial Units: 4,000,000

3.	Number of Option Units: 600,000

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SCHEDULE II

SUBSIDIARIES

1.	Delaware City Terminaling Company LLC

2.	Toledo Terminaling Company LLC

3.	Delaware City Logistics Company LLC

4.	Delaware Pipeline Company LLC

5.	PBF Logistics Products Terminals LLC

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EXHIBIT A

FORM OF LOCK-UP LETTER

            , 20

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PBF Logistics LP, a Delaware limited partnership (the “Partnership”), and PBF Logistics GP LLC, a Delaware limited liability company (the “General Partner” and together with the Partnership, the “Partnership Parties”), providing for a public offering (the “Public Offering”) by the Underwriter of common units representing limited partner interests in the Partnership (the “Common Units”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 45 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of Common Units or any security convertible into or exercisable or exchangeable for Common Units.

The foregoing paragraph shall not apply to:

(a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing paragraph in connection with subsequent sales of such Common Units or other securities;

(b) transfers of Common Units or any security convertible into or exchangeable or exercisable for Common Units (i) as a bona fide gift or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iv) not involving a change in beneficial ownership, or (v) if the undersigned is a trust, to any beneficiary of the undersigned or to the estate of any such beneficiary;

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(c) distributions of Common Units or any security convertible into or exchangeable or exercisable for Common Units to any direct or indirect affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”)), current or former partners (general or limited), members or managers of the undersigned, as applicable, or to the estates of any such partners, members or managers, provided that in the case of any transfer or distribution pursuant to clauses (b) or (c), (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5), reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing paragraph;

(d) (x) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units or any security convertible into or exchangeable or exercisable for Common Units, provided that (i) such plan does not provide for the transfer of Common Units or any security convertible into or exchangeable or exercisable for Common Units during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Partnership regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the restricted period or (y) the transfer of Common Units executed under a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of the Underwriting Agreement;

(e) the exercise by the undersigned of any outstanding warrants or the exercise or vesting of any equity awards pursuant to employee benefit plans or the sale of Common Units or any security convertible into or exchangeable or exercisable for Common Units underlying warrants or equity awards as part of the cashless exercise of, or for the payment of tax withholdings on, such securities, in each case in connection with equity awards disclosed in the Time of Sale Prospectus or warrants held by the undersigned as of the date of this agreement in accordance with their terms;

(f) the transfer of Common Units or any security convertible into or exercisable or exchangeable for Common Units that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(g) any transfer of Common Units or any security convertible into or exercisable or exchangeable for Common Units to the Partnership Parties, pursuant to agreements under which the Partnership Parties have the option to repurchase such Units or a right of first refusal with respect to transfers of such Units; or

(h) in the event of undue hardship, any transfer of units after notice to, and with the prior written consent (not to be unreasonably withheld) of, the Underwriter.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

The undersigned understands that the Partnership and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

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This agreement shall automatically terminate upon the earliest of: (i) October 1, 2016, if the Public Offering shall not have occurred on or before that date, (ii) the date that the Partnership advises the Underwriter, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, and (iii) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Units to the Underwriter.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership Parties and the Underwriter.

Very truly yours,

(Name)

(Address)

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